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As filed with the United States Securities and Exchange Commission on May 4, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0319970 (I.R.S. Employer Identification Number)

1 Hormel Place
Austin, Minnesota 55912-3680
(507) 437-5611
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brian D. Johnson
Vice President and Corporate Secretary
Hormel Foods Corporation
1 Hormel Place
Austin, Minnesota 55912-3680
(507) 437-5611
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Brandon C. Mason
Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
(612) 766-7000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Debt Securities	(1)	(1)	(1)	(2)

(1)
An indeterminate principal amount of debt securities as may from time to time be issued at indeterminate prices is being registered pursuant to this registration statement. The debt securities to be offered hereunder will consist of one or more series of debt securities, as more fully described herein.

(2)
In accordance with Rules 456(b) and 457(r), Hormel Foods Corporation is deferring payment of all of the registration fees.

BASE PROSPECTUS

HORMEL FOODS CORPORATION
1 Hormel Place
Austin, Minnesota 55912-3680
(507) 437-5611

Debt Securities

        We will provide the specific terms of these debt securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        Investing in our debt securities involves risks. You should consider the risk factors described in any documents that we incorporate by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated May 4, 2020.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Hormel Foods Corporation filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration process. Under this shelf registration process, Hormel Foods Corporation may sell debt securities in one or more offerings.

        When we refer to "Hormel," "our company," "we," "our" and "us" in this prospectus under the heading "The Company," we mean Hormel Foods Corporation and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Hormel Foods Corporation unless the context indicates otherwise.

        This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." We may also prepare free writing prospectuses that describe particular debt securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus unless the context otherwise requires.

        The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the debt securities offered under this prospectus and any prospectus supplement. That registration statement can be accessed at the SEC website or at our website mentioned under the heading "Where You Can Find More Information."

        The distribution of this prospectus and the applicable prospectus supplement and the offering of the debt securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC's website at www.sec.gov. Our filings are also available on our website at www.hormelfoods.com. Information on our website does not form a part of this prospectus and is not incorporated herein by reference.

        We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," after the date of this prospectus and prior to the time that we sell all the debt securities offered by this prospectus and any prospectus supplement (other than any documents or portions of any documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

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  Annual Report on Form 10-K for the fiscal year ended October 27, 2019, including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2020 Annual Meeting of Stockholders;

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  Quarterly Report on Form 10-Q for the quarter ended January 26, 2020; and

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  Current Reports on Form 8-K dated November 25, 2019 and January 28, 2020.

        You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Hormel Foods Corporation
Attention: Investor Relations
1 Hormel Place
Austin, Minnesota 55912-3680
Phone: (507) 437-5611

        Neither we, nor any underwriters or agents, have authorized anyone to provide you with information other than that contained in or incorporated by reference in this prospectus or the applicable prospectus supplement. We, and any underwriters or agents, take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We may only use this prospectus to sell debt securities if it is accompanied by a prospectus supplement. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE COMPANY

        Hormel Foods Corporation is primarily engaged in the production of a variety of meat and food products and the marketing of those products throughout the United States and internationally. Although pork and turkey remain the major raw materials for our products, we have emphasized for several years the manufacturing and distribution of branded, value-added consumer items rather than the commodity fresh meat business. We have continually expanded our product portfolio through organic growth, new product development, and acquisitions.

 USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered debt securities will be added to our general funds and may be used for, among other things:

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  satisfying our working capital requirements;

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  funding possible acquisitions of, or investments in, businesses and assets;

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  funding capital expenditures;

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  repaying or refinancing debt;

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  funding stockholder returns; and

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  other general corporate purposes.

        We will have significant discretion in the use of the net proceeds. Until the net proceeds have been used, they may be held in cash or cash equivalents or temporarily invested in short-term or other securities.

 DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of our debt securities, which will be senior debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

        The debt securities will be issued under the indenture dated as of April 1, 2011 between us and U.S. Bank National Association, as trustee (the "trustee"), referred to herein as the "indenture."

        We have summarized the material terms and provisions of the indenture in this section. We have also filed the indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

General

        The debt securities will be our direct unsecured obligations. The indenture does not limit the amount of debt securities that we may issue. The indenture permits us to issue debt securities from time to time and debt securities issued under the indenture may be issued in one or more series. (Section 301)

        The debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt.

        The debt securities are our unsecured senior debt securities, but our assets include equity in our subsidiaries and joint ventures. As a result, our ability to make payments on our debt securities depends in part on our receipt of dividends, loan payments and other funds from our subsidiaries and joint ventures. In addition, if any of our subsidiaries or joint ventures becomes insolvent, the direct creditors of that subsidiary or joint venture will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary or joint venture. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries and joint ventures is commonly referred to as structural subordination.

        Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same interest rate, maturity date and other terms (except for the price to public and issue date and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the indenture. No additional debt securities of a series may be issued if an event of default under the indenture has occurred and is continuing with respect to that series of debt securities.

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

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  the title of the debt securities;

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  any limit on the total principal amount of the debt securities of that series;

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  the price at which the debt securities will be issued;

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  the date or dates on which the principal of and any premium on the debt securities will be payable;

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  the maturity date or dates of the debt securities or the method by which those dates can be determined;

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  if the debt securities will bear interest:

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  the interest rate on the debt securities or the method by which the interest rate may be determined;

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  the date from which interest will accrue;

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  the record and interest payment dates for the debt securities; and

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  the first interest payment date;

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  the place or places where:

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  we can make payments on the debt securities;

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  the debt securities can be surrendered for registration of transfer or exchange; and

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  notices and demands can be given to us relating to the debt securities and under the indenture;

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  any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

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  any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

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  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars, and, if a composite currency, any special provisions relating thereto;

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  any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated, and any provisions relating thereto;

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  whether the provisions described below under the heading "—Defeasance" will not apply to the debt securities;

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  any events of default that will apply to the debt securities in addition to those contained in the indenture;

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  any additions or changes to the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

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  whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under "—Book-Entry, Delivery and Form" will not apply to such global securities. A "global security" is a debt security that we issue in accordance with the indenture to represent all or part of a series of debt securities;

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  whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

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  any special tax implications of the debt securities;

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  any special provisions relating to the payment of any additional amounts on the debt securities; and

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  any other terms of the debt securities.

        When we use the term "holder" in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Exchange and Transfer

        Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under "—Book-Entry, Delivery and Form" below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

        We will not be required to:

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  register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

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  register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)

Interest and Principal Payments

        Payments.    Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose. As of the date of this prospectus, the office is located at U.S. Bank Corporate Trust Services, Attention: Corporate Trust, 60 Livingston Avenue, St. Paul, MN 55107-2292. We refer to the trustee acting in the capacity of a paying agent for the debt securities as the "paying agent."

        Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us, and after that time any holder of a debt security can look only to us for the payments on the debt security. (Section 1003)

        Recipients of Payments.    The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the "record date" for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. A "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is fewer than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date. An "interest payment date" for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

        Book-Entry Debt Securities.    The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as "DTC," or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The "depositary" means the depositary for global securities issued under the indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary's participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

        Certificated Debt Securities.    Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:

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  by check mailed to the address of the person entitled to payment as shown on the security register; or

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  by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)

        Payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.

Redemption and Repayment of Debt Securities

        Optional Redemption by Us.    If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. If we choose to exercise that option, we will mail by first-class mail, postage prepaid, a notice of redemption to each holder or, in the case of global securities, we will provide such notice to the depositary, as the holder of the global securities, pursuant to the applicable procedures of the depositary, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities will not be subject to any sinking fund.

        A partial redemption of the debt securities may be effected by such method as the trustee shall deem fair and appropriate and the trustee may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem fewer than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary's customary procedures. We have been advised that it is DTC's practice to determine by lot the amount of each participant's debt securities to be redeemed, in case of partial redemption.

        Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

        Repayment at Option of Holder.    If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holders have the option to have us repay the debt securities on a date or dates specified prior to their stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt securities, together with accrued interest to the date of repayment.

        For us to repay a debt security, the paying agent must receive a timely notice in accordance with the procedures provided by the indenture or the applicable debt security.

        Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

        If a debt security is represented by a global security, the depositary or the depositary's nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary's nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

        We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.

Denominations

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $2,000 each or integral multiples of $1,000 in excess thereof.

Consolidation, Merger or Sale

        The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

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  the resulting or acquiring entity, if other than us, is a corporation organized and existing under the laws of the United States or any State thereof and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

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  immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists. (Section 801)

        If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)

Modification and Waiver

        Under the indenture, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

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  a change in the stated maturity date of any payment of principal or interest;

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  a reduction in payments due on the debt securities;

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  a change in the place of payment or currency in which any payment on the debt securities is payable;

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  a limitation of a holder's right to sue us for the enforcement of payments due on the debt securities;

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  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

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  a reduction in the requirements contained in the indenture for quorum or voting;

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  a limitation of a holder's right, if any, to repayment of debt securities at the holder's option; and

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  a modification of any of the foregoing requirements contained in the indenture or those related to waivers of default or compliance with covenants contained in the indenture except to increase the percentage required for any such waiver or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby. (Section 902)

        Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

        In addition, under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the indenture, except:

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  a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

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  a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Certain Covenants of the Company

  Limitations on Liens

        Under the indenture, if we or any of our restricted subsidiaries (as defined below) issue, assume or guarantee any debt for borrowed money ("debt") that is secured by a lien on principal property (as defined below) or stock or debt of a restricted subsidiary owned by us or any of our restricted subsidiaries, we must secure the notes at least equally and ratably with the secured debt. (Section 1004)

        The foregoing restriction shall not apply to:

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  liens on property, shares of stock or indebtedness (herein referred to as "property") of any corporation or other entity existing at the time such corporation or other entity becomes a restricted subsidiary;

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  liens on property existing at the time of acquisition of such property by us or a restricted subsidiary or on property of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with us or a restricted subsidiary, provided that such liens do not attach to or affect property theretofore owned by us or such restricted subsidiary;

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  liens to secure the payment of all or any part of the purchase price of the property subject to such liens, or liens consisting of the interests of lessors in property under capital leases of such property;

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  liens on property of a restricted subsidiary securing debt owed to us or to another restricted subsidiary;

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  liens on property in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including liens to secure debt of the industrial revenue bond type);

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  liens existing at the date of the indenture;

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  liens to secure partial, progress, advance or other payments;

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  liens on property (and improvements thereto) to secure any debt incurred for the purpose of financing all or part of the purchase price or cost of construction, development or substantial repair, alteration or improvement of such property if such debt is incurred prior to, at the time of or within one year after (or pursuant to a commitment obtained within one year after) completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;

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  liens arising in connection with contracts with or made at the request of U.S. governmental entities;

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  mechanics', materialmen's, carriers', growers', producers', farmers' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith;

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  liens arising from deposits with or the giving of any form of security to any governmental authority required by law or governmental regulation as a condition to the transaction of business or exercise of any privilege, franchise or license;

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  liens for taxes, assessments or governmental charges or levies which, if delinquent, are being contested in good faith;

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  liens (including judgment liens) arising from legal proceedings;

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  liens incurred or deposits made in the ordinary course of business in connection with or to secure the performance of bids, tenders, leases or trade contracts (other than for the payment of debt) or to secure surety, appeal, indemnity, performance or other similar bonds;

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  liens of any depositary bank consisting of statutory, common law or contractual rights of set-off or recoupment with respect to any deposit account; or

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  any extension, renewal or replacement of these categories of liens.

        However, if the total amount of our debt and the debt of our restricted subsidiaries secured by liens that would otherwise be subject to the foregoing restriction and any attributable debt (as defined below) deemed to be debt subject to the provisions of this paragraph would not exceed 10% of our consolidated shareholders' investment (as defined below) this requirement does not apply.

  Sale and Leaseback

        We will not enter, nor will we permit any restricted subsidiary to enter, into a sale and leaseback transaction of any principal property more than 120 days after our or such restricted subsidiary's acquisition or completion of construction and commencement of full operation of such principal property (except for temporary leases for a term of not more than three years and except for leases between us and a restricted subsidiary or between restricted subsidiaries) unless: (a) we or such restricted subsidiary would be entitled to issue, assume or guarantee debt secured by such principal property at least equal in amount to the attributable debt in respect of such transaction without equally and ratably securing the notes (provided that such attributable debt shall thereupon be deemed to be debt subject to the provisions of the preceding paragraph), or (b) an amount in cash equal to such attributable debt is applied, within 120 days of the effective date of such transaction, to the non-mandatory retirement of our long-term non-subordinated debt or long-term debt of a restricted subsidiary. (Section 1005)

        For purposes of the foregoing discussion of the limitation on liens and sale and leaseback covenants, the following definitions are applicable:

        The term "attributable debt" means as the present value (discounted at the inherent interest rate as determined by us in good faith, compounded semi-annually) of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended).

        The term "consolidated shareholders' investment" means, as of any particular time, the total amount of shareholders' investment as shown on our latest consolidated balance sheet contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, filed with the SEC.

        The term "subsidiary" means any corporation or other entity that is consolidated in our accounts, any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of that corporation is at the time owned or controlled solely by us or in conjunction with or by one or more subsidiaries, and any other entity of which at least a majority of the voting interest under ordinary circumstances is at the time owned or controlled solely by us or in conjunction with or by one or more subsidiaries.

        The term "restricted subsidiary" means any subsidiary:

  •
  substantially all of the property of which is located within the continental United States;

  •
  that owns a principal property; and

  •
  in which our investment exceeds 5% of our consolidated assets as shown on our latest quarterly financial statements.

        However, the term "restricted subsidiary" does not include any subsidiary which is principally engaged in certain types of leasing and financing activities.

        The term "principal property" means any slaughter, processing or manufacturing plant or facility that is located within the continental United States. Our board of directors (or any duly authorized committee of the board of directors) by resolution may create an exception by declaring that a plant or facility, together with all other plants and facilities previously so declared, is not of material importance to the total business conducted by us and our restricted subsidiaries as an entirety.

        There are no covenants or other provisions that would offer protection to security holders in the event of a highly leveraged transaction, rating downgrade or similar occurrence.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an "event of default," when used in the indenture with respect to any series of debt securities issued thereunder, means any of the following:

  •
  failure to pay interest on any debt security of that series for 30 days after the payment is due;

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to deposit any sinking fund payment on debt securities of that series when due;

  •
  failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

  •
  a default under any agreement or instrument evidencing, or under which we or any restricted subsidiary has outstanding at the time, any indebtedness for money borrowed by us or a restricted subsidiary, and which results in the acceleration of the maturity of an outstanding principal amount of indebtedness greater than $75 million, unless the acceleration is rescinded, or the indebtedness is discharged, within a period of 10 days after we have received written notice of the default in the manner specified in the indenture;

  •
  certain events in bankruptcy, insolvency or reorganization; or

  •
  any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Sections 502, 513)

        The indenture requires us to file an officers' certificate with the trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the indenture. (Section 1007) The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture with respect to the debt securities of the applicable series. (Section 602)

        Other than its duties in the case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred upon the trustee. (Sections 512, 603)

  •
  The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

  •
  the trustee has not started such proceeding within 60 days after receiving the request; and

  •
  the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

        However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment.

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the indenture, and we will be discharged from our obligations on the debt securities of that series if, among other things:

  •
  we deposit with the trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities;

  •
  we deliver to the trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit, defeasance and discharge had occurred; and

  •
  if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

        When we use the term "Eligible Instruments" in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:

  •
  direct obligations of the United States backed by the full faith and credit of the United States; or

  •
  any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

        In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

  •
  the indenture will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

  •
  holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

        Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading "—Defeasance and Discharge," we will not have to comply with the covenants relating to consolidation, merger or sale (Section 801), limitation on liens (Section 1004), sale and leaseback transactions (Section 1005) and any other covenant we designate when we establish the series of debt securities, and will not have to treat the events described in the fourth bullet point under the heading "—Events of Default" as they relate to such covenants that have been defeased and are no longer in effect and the events described in the fifth, sixth and seventh bullet points under the heading "—Events of Default" as events of default under the indenture in connection with that series. In the event of a covenant defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect. (Section 1501)

        If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)

Payment of Additional Amounts

        Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

Book-Entry, Delivery and Form

        We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or "Clearstream," and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or "Euroclear," and the book-entry system and procedures from sources that we believe to be reliable.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream and Euroclear (the "U.S. Depositaries"), which U.S. Depositaries will, in turn, hold interests on behalf of their participants' customers' securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

  •
  at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

  •
  we, in our sole discretion, determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the trustee of our decision; or

  •
  an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

        A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

        We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

  •
  any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

  •
  any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

  •
  the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

        DTC has advised us that its current practice is to credit direct participants' accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC's records, upon DTC's receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

  DTC

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of debt securities take physical delivery of the debt securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner's account.

        We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

        DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such debt securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC's book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

        DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

  Clearstream

        Clearstream has advised us that it is incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or "Clearstream Participants," and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream's U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

  Euroclear

        Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or "Euroclear Participants," and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the "Euroclear Operator," under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

        The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the "Terms and Conditions." The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

        Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

  Global Clearance and Settlement Procedures

        Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Trustee

        U.S. Bank National Association is initially serving as the trustee, security registrar and paying agent under the indenture. As of the date of this prospectus, the corporate trust office of the trustee is located at 60 Livingston Avenue, EP-MN-WS3C, Saint Paul, Minnesota 55107. The trustee and any agents under the indenture may resign or be removed and a successor may be appointed.

        The trustee and its affiliates have engaged, currently engage, and may in the future engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time, subject to the Trust Indenture Act. An affiliate of the trustee may act as underwriter with respect to one or more series of our debt securities. Consequently, if an actual or potential event of default occurs with respect to any of our debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee.

Notices

        Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.

Governing Law

        The indenture is, and the debt securities will be, governed by and construed in accordance with New York law.

 PLAN OF DISTRIBUTION

        We may sell the debt securities offered under this prospectus and any prospectus supplement through agents, through underwriters or dealers or directly to one or more purchasers.

        Underwriters, dealers and agents that participate in the distribution of the debt securities offered under this prospectus and any prospectus supplement may be underwriters as defined in the Securities Act of 1933, as amended, or the "Securities Act," and any discounts or commissions received by them from us and any profit on the resale of the offered debt securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered debt securities may be listed.

        The distribution of the debt securities offered under this prospectus and any prospectus supplement may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        We may determine the price or other terms of the debt securities offered under this prospectus and any prospectus supplement by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the debt securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters' obligations with respect to the auction.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the debt securities offered under this prospectus and any prospectus supplement from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

        In general, each series of debt securities will be a new issue of securities and will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange.

        In connection with any offering of the debt securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such debt securities or any other securities the prices of which may be used to determine payments on such debt securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of debt securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while the offering is in progress. Underwriters may also impose a penalty bid in any offering of debt securities offered under this prospectus and any prospectus supplement through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased debt securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by underwriters may stabilize, maintain or otherwise affect the market price of the debt securities offered under this prospectus and any prospectus supplement. As a result, the price of such debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

 LEGAL OPINIONS

        Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota, will issue an opinion about the legality of the debt securities offered by this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

        The consolidated financial statements of Hormel Foods Corporation appearing in Hormel Foods Corporation's Annual Report on Form 10-K for the year ended October 27, 2019 and the effectiveness of Hormel Foods Corporation's internal control over financial reporting as of October 27, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the debt securities being registered:

Registration Fee	$(1)(2)
Legal Fees and Expenses	(2)
Trustee Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Printing and Engraving Fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)
Deferred in accordance with Rules 456(b) and 457(r).

(2)
The calculation of these fees and expenses is dependent on the number of issuances and amount of securities offered and, therefore, cannot be estimated at this time. An estimate of the aggregate amount of these expenses for any offering will be reflected in the applicable prospectus supplement for such offering.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant also has agreements with each of its directors and officers providing for indemnification as provided in the applicable agreement and to the fullest extent permitted under Delaware law against liability for damages and expenses, including attorneys' fees, arising out of threatened, pending or completed legal actions, suits or other proceedings by reason of the fact that such person is or was a director or officer of the Registrant. The agreements provide that the Registrant will advance all reasonable expenses incurred by or on behalf of the director or officer in connection with any proceeding is which the director or officer is involved by reason of such person's status as a director or officer within ten days after the receipt by the Registrant of certain information required by the agreement. The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

        Pursuant to the terms of the underwriting agreements filed or to be filed in connection with this Registration Statement, the directors and officers of the Registrant will be indemnified against certain civil liabilities that they may incur under the Securities Act of 1933 in connection with this Registration Statement and the related prospectus and applicable prospectus supplement.

ITEM 16.    EXHIBITS

Number	Description	Form of Filing
1.1	Form of Underwriting Agreement for Debt Securities.	To be filed by a post-effective amendment to this registration statement or by a Current Report on Form 8-K and incorporated herein by reference
4.1	Restated Certificate of Incorporation, as amended January 27, 2016.	Incorporated by reference(A)
4.2	Bylaws as amended to date.	Incorporated by reference(B)
4.3	Indenture dated as of April 1, 2011 between the Registrant and U.S. Bank National Association.	Incorporated by reference(C)
4.4	Form of Note.	Incorporated by reference(C)
5.1	Opinion of Faegre Drinker Biddle & Reath LLP.	Filed herewith
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included as part of Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.	Filed herewith
24.1	Powers of Attorney.	Filed herewith
25.1	Statement of Eligibility of Trustee.	Filed herewith

(A)
Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended October 27, 2019, File No. 001-02402.

(B)
Incorporated by reference to Exhibit 3(ii) to the Registrant's Current Report on Form 8-K dated May 21, 2018, File No. 001-02402.

(C)
Incorporated by reference to the correspondingly numbered exhibit of the Registrant's Registration Statement on Form S-3 filed on April 4, 2011, File No. 333-173284.

ITEM 17.    UNDERTAKINGS

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

              (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

              (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, State of Minnesota, on May 4, 2020.

HORMEL FOODS CORPORATION
By:	/s/ JAMES P. SNEE James P. Snee Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed on May 4, 2020 by the following persons in the capacities with Hormel Foods Corporation indicated:

/s/ JAMES P. SNEE James P. Snee	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
/s/ JAMES N. SHEEHAN James N. Sheehan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JANA L. HAYNES Jana L. Haynes	Vice President and Controller (Principal Accounting Officer)

Gary C. Bhojwani	)
Terrell K. Crews	)
Stephen M. Lacy	)
Elsa A. Murano	)	A majority of the Board of Directors
Susan K. Nestegard	)	of Hormel Foods Corporation*
William A. Newlands	)
Jose Luis Prado	)
Sally J. Smith	)

*
Jana L. Haynes, by signing her name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ JANA L. HAYNES Jana L. Haynes Attorney-in-Fact

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ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
THE COMPANY
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS
  ITEM 17. UNDERTAKINGS
SIGNATURES